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                                                                    Exhibit 10.4

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

               This Employment Agreement is dated as of June 30, 2003 and is entered into between Renaissance Reinsurance Ltd., a Bermuda company (the "Company"), and John D. Nichols, Jr. ("Employee").

               WHEREAS, the Company and Employee are parties to an Employment Agreement, (the "Prior Agreement"), dated as of November 8, 2002; and

               WHEREAS, the Company desires to enter into an amended and restated agreement embodying the terms of Employee's continued employment (this "Agreement"), and the Employee desires to enter into this Agreement and to accept such continued employment, subject to the terms and provisions of this Agreement.

               NOW, THEREFORE, the parties hereby agree:

                                   ARTICLE I.

                     Employment, Duties and Responsibilities

         1.01. Employment. During the Term (as defined below), Employee shall serve as a key employee of the Company. Employee agrees to devote his full time and efforts to promote the interests of the Company.

         1.02. Duties and Responsibilities. Employee shall have such duties and responsibilities as specified by the person to which the Employee directly reports and who supervises the Employee's work on a regular basis (the "Direct Supervisor"). These duties and responsibilities may be modified from time to time and as are consistent with the Employee's position.

         1.03. Base of Operation. Employee's principal base of operation for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in Bermuda; provided, however, that Employee shall perform such duties and responsibilities outside of Bermuda as shall from time to time be reasonably necessary to fulfill his obligations hereunder. Employee's performance of any duties and responsibilities outside of Bermuda shall be conducted in a manner consistent with any guidelines provided to Employee by the Board of Directors of the Company (the "Company's Board").

                                   ARTICLE II.

                                      Term

         2.01. Term. Subject to Article V, the employment of the Employee under this Agreement shall be for a term (the "Term") commencing as of the date first written above and continuing until the first anniversary of the date first written above; provided, however, that the Term shall be extended for successive one-year periods as of each anniversary date of the commencement of employment (each, a "Renewal Date"), unless, with respect to any such

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Renewal Date, either party hereto gives the other party at least 30 days prior written notice of its election not to so extend the Term.

                                  ARTICLE III.

                            Compensation and Expenses

         3.01. Salary, Incentive Awards and Benefits. As compensation and consideration for the performance by Employee of his obligations under this Agreement, Employee shall be entitled, during the Term, to the following (subject, in each case, to the provisions of Article V hereof):

               (a) Salary; Bonus. The Company shall pay Employee a base salary at a rate to be determined by the Company's Board, upon recommendation of the Direct Supervisor, or if such Direct Supervisor is not an officer of the Company, an officer of the Company. Bonuses shall be payable at the discretion of the Company. Salary and bonuses shall be payable in accordance with the normal payment procedures of the Company and subject to such withholding and other normal employee deductions as may be required by law.

               (b) Awards. Employee may participate in the stock incentive plans adopted from time to time by RenaissanceRe Holdings Ltd. ("Holdings"), the Company's ultimate parent company. Employee may receive grants from time to time as determined by the Compensation Committee of the Holdings Board of Directors. Employee shall enter into separate award agreements with respect to such awards granted to him ("Awards") under the Plans, and his rights with respect to such Awards shall be governed by the Plans and such award agreements.

               (c) Benefits. Employee shall be eligible to participate in such life insurance, health, disability and major medical insurance benefits, and in such other employee benefit plans and programs for the benefit of the employees and officers of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other employees of the Company, subject to the terms and provisions of such plan or program.

               (d) Vacation. Employee shall be entitled to reasonable paid vacation periods, in accordance with Company policy, to be taken at his discretion, in a manner consistent with his obligations to the Company under this Agreement, and subject, with respect to timing, to the reasonable approval of the Employee's supervisor at the Company.

         3.02. Expenses; Perquisites. During the Term, the Company shall provide Employee with the following expense reimbursements and perquisites:

               (a) Business Expenses. The Company will reimburse Employee for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time.

               (b) Other Benefits. The Company may also provide for other benefits for Employee as it determines from time to time.

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                                  ARTICLE IV.

                                Exclusivity, Etc.

         4.01. Exclusivity. Employee agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Employee agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term.

         4.02. Other Business Ventures. Employee agrees that during the Term he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates. The preceding sentence notwithstanding, Employee may own, directly or indirectly, up to 1% of the outstanding capital stock of any business having a class of capital stock which is traded on any major stock exchange or in a national over-the-counter market.

         4.03. Confidential Information. Employee agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its divisions, subsidiaries or affiliates, which he may have learned in connection with his employment hereunder. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall include, but shall not be limited to, any confidential or proprietary information, trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or any of its divisions, subsidiaries or affiliates, or that the Company or any of its subsidiaries or affiliates may receive belonging to suppliers, customers or others who do business with the Company or any of its divisions, subsidiaries or affiliates. Employee's obligation under this Section 4.03 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Employee;
(iii) is known to Employee prior to his receipt of such information from the Company or any of its divisions, subsidiaries or affiliates, as evidenced by written records of Employee or (iv) is hereafter disclosed to Employee by a third party not under an obligation of confidence to the Company or any of its divisions, subsidiaries or affiliates. Employee agrees not to remove from the premises of the Company, or as applicable, the premises of any of its divisions, subsidiaries or affiliates, except as an employee of the Company in pursuit of the business of the Company, its divisions, subsidiaries or affiliates, or except as specifically permitted in writing by the Company's Board, any document or other object containing or reflecting any such confidential information. Employee recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company and its divisions, subsidiaries or affiliates, as applicable. Upon termination of his employment hereunder, Employee shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or

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its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

         4.04. Non-Competition Obligations. During the Term and, other than in the case of the death of the Employee, upon any termination of the employment of the Employee (including a termination by reason of either party's election not to extend the Term as provided in Section 2.01), the Employee shall not, during the Non-Competition Period (as defined below), directly or indirectly, whether as an employee consultant, independent contractor, partner, joint venturer or otherwise, (A) engage in any business activities relating to catastrophe modeling, or underwriting catastrophe risks, on behalf of any person that competes, to a material extent, with the Company or its affiliates, or engage in other business activities reasonably determined by the Company's board to be competitive, to a material extent, with any substantial type of kind of business activities conducted by the Company or any of its affiliates at the time of termination; (B) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or any of its divisions, subsidiaries or affiliates to terminate such person's contract of employment or agency, as the case may be, with the Company or with any such division, subsidiary or affiliate or (C) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its divisions, subsidiaries or affiliates, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company or any of its divisions, subsidiaries or affiliates. The preceding sentence notwithstanding, in the case of (i) any termination of employment for any reason other than a termination by the Company without Cause, or (ii) an election by the Company or the Employee not to extend the term as provided in
Section 2.01, the Company may elect within 30 days after such termination, to waive the Employee's non-competition obligations in which case it shall not be required to make payments to the Employee during the Non-Competition Period, as provided in section 5.05(a). Non-Competition Period means the period of one year following the date of termination of employment, or such shorter period as the Company may elect within 30 days after such termination; provided, however, in the case of a termination of employment by the Company without Cause, the Non-Competition Period shall in no event be less than one year multiplied by a fraction, the numerator of which equals the Required Amount (as defined in Section 5.05(a)(ii) below), and the denominator of which is the full amount that would otherwise be due pursuant to Section 5.05(a)(i) hereof had the Company elected to have a Non-Competition Period of one year (the "Minimum Non-Competition Period").

         4.05. Remedies. Employee acknowledges that the Company's remedy at law for a breach by him of the provisions of this Article IV will be inadequate. Accordingly, in the event of a breach or threatened breach by Employee of any provision of this Article IV, the Company shall be entitled to injunctive relief in addition to any other remedy it may have. If any of the provisions of, or covenants contained in, this Article IV are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Article IV are held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such

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provision or covenant and, in its reduced form, such provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Article IV in any other jurisdiction.

                                   ARTICLE V.

                                   Termination

         5.01. Termination for Cause. The Company shall have the right to terminate Employee's employment at any time for "Cause". For purposes of this Agreement, "Cause" shall mean (a) Employee's failure to perform his duties under this Agreement, (b) the engaging by Employee in misconduct which is injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise, (c) the commission by Employee of any act of fraud or embezzlement,
(d) the conviction of Employee of a felony, or (e) Employee's material breach of the provisions of any of Sections 4.01, 4.02, 4.03, or 4.04 of this Agreement, provided Employee has received prior written notice of such breach.

         5.02. Death. In the event Employee dies during the Term, the Employee's employment shall automatically terminate, such termination to be effective on the date of Employee's death.

         5.03. Disability. In the event that Employee suffers a disability which prevents him from substantially performing his duties under this Agreement for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365-day period, and Employee becomes eligible for the Company's long-term disability plan, the Company shall have the right to terminate the Employee's employment, such termination to be effective upon the giving of notice to Employee in accordance with Section 6.03 of this agreement.

         5.04. Termination Without Cause. The Company may at any time terminate Employee's employment for reasons other than Cause.

         5.05. Effect of Termination.

               (a) Obligations of Company. (i) In the event of any termination of the Employee's employment hereunder, the Company shall pay Employee any earned but unpaid base salary up to the date of termination. In addition, upon a termination of Employee's employment for any reason other than the Employee's death (including a termination by reason of either party's election not to extend the Term as provided in Section 2.01), the Company shall continue to pay Employee during the Non-Competition Period his then current base salary (except that, in the event of a termination without Cause, a termination by reason of Employee's disability, or in the event that the Company elects not to extend the Term as provided in Section 2.01, the continued monthly payments shall be based on 175% of Employee's base salary), with such amounts to be paid in equal monthly installments commencing on the date which is one month after the date of such termination and continuing for the term of the Non-Competition Period. The preceding sentence notwithstanding, in the event of a termination of employment described in the penultimate sentence of Section 4.04 of this Agreement, if the Company elects to waive the Employee's non-competition obligation within 30 days after the date of such

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termination, the Company shall not be required to make the payments described in the preceding sentence.

                   (ii) Notwithstanding anything in subsection (a)(i) of this
         Section 5.05, in the event of Employee's termination by the Company without Cause pursuant to which the Company elects a Non-Competition Period equal to the Minimum Non-Competition Period, in lieu of continuation of salary as provided under subsection (a)(i) above, the Company shall make monthly payments to the Employee in an aggregate amount equal to $395,000 (the "Required Amount").

               (b) Awards. Employee's rights with respect to Awards, upon any termination of his employment with the Company, shall be governed exclusively by the terms and conditions of the Plans and any award agreements executed by Employee in connection with the Plans.

               (c) Obligations of Employee. Employee may terminate his employment at any time by 10 days' written notice to the Company. Employee shall have no obligations to the Company under this Agreement after the termination of his employment other than as provided in Section 5.07, and except and to the extent Sections 4.03, 4.04 or 4.05 shall apply.

         5.06. Termination Following a Change in Control. In the event that a Change in Control occurs (as hereinafter defined) and, on or within one year following the date of such Change in Control, the Employee's employment is terminated by the Company without Cause, or the Company elects not to extend the Term as provided in Section 2.01, or the Employee terminates his employment voluntarily for "Good Reason" (as hereinafter defined), then in lieu of the payments described in the second sentence of Section 5.05(a), the Company shall pay the Employee, within fifteen days following the date of such termination, a lump sum cash amount equal to two times the sum of:

                   (i) Employee's annual base salary at the highest rate in effect during the Term; and

                   (ii) the highest regular annual bonus paid or payable to Employee over the preceding three fiscal years (excluding any extraordinary or non-recurring bonus); provided, however, that in no event shall the amount calculated in this subsection (ii) exceed 150% of Employee's specified target bonus for the year in which such termination occurs.

               For purposes of this Agreement, "Good Reason" means

                   (A) any action taken or failed to be taken by the Company or any of its officers which, without Employee's prior written consent, changes Employee's position (including titles), authority, duties or responsibilities from those in effect prior to the Change in Control, or reduces Employee's ability to carry out such duties and responsibilities;

                   (B) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an insubstantial or inadvertent failure

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               which is remedied by the Company promptly after receipt of notice thereof from Employee;

                    (C) the Company's requiring Employee to be employed at any location more than 35 miles further from his current principal residence than the location at which Employee was employed immediately preceding the Change in Control; or

                    (D) any failure by the Company to obtain the assumption of and agreement to perform this Agreement by a successor as contemplated by Section 6.02(b) of this Agreement.

               For purposes of this Agreement, "Change of Control" shall have the meaning ascribed thereto in the Company's 2001 Stock Incentive Plan.

               Except as specifically provided in this Section 5.06, the effect of a termination of Employee's employment following a Change in Control shall be governed by the provisions of Section of 5.05.

         5.07. Post-Termination Cooperation. Following any termination of Employee's employment for any reason, Employee shall reasonably cooperate with the Company to assist with existing or future investigations, proceedings, litigations or examinations involving the Company or any of its affiliates. For each day, or part thereof, that Employee provides assistance to the Company as contemplated hereunder, the Company shall pay Employee an amount equal to (x) divided by (y), where (x) equals the sum of Employee's annual base salary and target bonus as in effect on the date of Employee's termination of employment, and (y) equals 200. In addition, upon presentment of satisfactory documentation, the Company will reimburse Employee for reasonable out-of-pocket travel, lodging and other incidental expenses he incurs in providing such assistance. Employee shall not be required to travel to Bermuda to provide any assistance contemplated hereunder, but, if requested by the Company, shall make reasonable good faith efforts to travel to such locations as the Company may reasonably request.

                                  ARTICLE VI.

                                  Miscellaneous

         6.01. Life Insurance. Employee agrees that the Company or any of its divisions, subsidiaries or affiliates may apply for and secure and own insurance on Employee's life (in amounts determined by the Company). Employee agrees to cooperate fully in the application for and securing of such insurance, including the submission by Employee to such physical and other examinations, and the answering of such questions and furnishing of such information by Employee, as may be required by the carrier(s) of such insurance. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its divisions, subsidiaries or affiliates shall be required to obtain any insurance for or on behalf of Employee.

         6.02. Benefit of Agreement; Assignment; Beneficiary. (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the

                                       -7-

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Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

               (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         6.03. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company at Renaissance House, East Broadway, Hamilton, Bermuda, Attention: Secretary, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Employee; and (b) in the case of Employee, to Employee at his then current home address as shown on the Company's books, or to such other address as Employee shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

         6.04. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Employee's employment and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder, including, without limitation, the Prior Agreement. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

         6.05. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

         6.06. Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.07. Enforcement. If any action at law or in equity is brought by either party hereto to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reimbursement by the other party of the reasonable costs and expenses incurred in connection with such action (including reasonable attorneys' fees), in addition to any other relief to which such party may be entitled. Employee shall have no right to enforce any of his rights hereunder by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the Company of this Agreement.

         6.08. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of Bermuda without reference to the principles

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of conflict of laws. The parties submit to the non-exclusive jurisdiction of the courts of Bermuda.

         6.09. Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

         6.10. No Mitigation; No Offset. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking (and, without limiting the generality of this sentence, no payment otherwise required under this Agreement shall be reduced on account of) other employment or otherwise, and payments under this Agreement shall not be subject to offset in respect of any claims which the Company may have against Employee.

         6.11. Attorneys' Fees. Each party to this Agreement will bear its own expenses in connection with any dispute or legal proceeding between the parties arising out of the subject matter of this Agreement, including any proceeding to enforce any right or provision under this Agreement.

         6.12. Termination; Survivorship. This Agreement shall terminate upon termination of the Employee's employment, except that the respective rights and obligations of the parties under this Agreement as set forth herein shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         6.13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

         6.14. Other Agreements. Employee represents and warrants to the Company that to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

         6.15. Subsidiaries, etc. (a) The obligations of the Company under this Agreement may be satisfied by any subsidiary or affiliate of the Company for which Employee serves as an employee under this Agreement, to the extent such obligations relate to Employee's employment by such subsidiary or affiliate.

               (b) The rights of the Company under this Agreement may be enforced by any Subsidiary or affiliate of the Company for which Employee serves as an employee under this Agreement, to the extent such rights relate to Employee's employment by such subsidiary or affiliate.

         6.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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                                  ARTICLE VII.

                           Indemnification of Employee

         7.01. Indemnification. The Company shall defend, hold harmless and indemnify Employee to the fullest extent permitted by Bermuda law, as currently in effect or as it may hereafter be amended, from and against any and all damages, losses, liabilities, obligations, claims of any kind, costs, interest or expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") that may be incurred or suffered by Employee in connection with or arising out of his service with the Company (whether prior to or following the date hereof), subject only to the provisions of Section 7.02 below.

         7.02. Exceptions to Right of Indemnification. No indemnification shall be made under this Article VII in respect of the following:

               (a) Losses relating to the disgorgement remedy contemplated by
Section 16 of the US Securities Exchange Act of 1934;

               (b) Losses arising out of a knowing violation by Employee of a material provision of this Article VII or any other agreement to which Employee is a party with the Company; and

               (c) Losses arising out of a final, nonappealable conviction of Employee by a court of competent jurisdiction for a knowing violation of criminal law.

               (d) Moreover, the Company shall not effect any advances, or advance any costs, relating to any proceeding (or part thereof) initiated by Employee unless the initiation thereof was approved by the Board of Directors of the Company, or as may be approved or ordered by a competent tribunal.

         7.03. Prepayment of Expenses. Unless Employee otherwise elects via written notice to the Company, expenses incurred in defending any civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of a written affirmation of Employee's good faith belief that his conduct does not constitute the sort of behavior that would preclude his indemnification under this Article VII and Employee furnishes the Company a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to be indemnified by the Company under this Article VII.

         7.04. Continuation of Indemnity. All agreements and obligations of the Company contained in this Article VII shall continue during the period in which Employee is employed the Company and shall continue thereafter so long as Employee shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Employee was a employed by the Company.

         7.05. Indemnification Hereunder Not Exclusive. The indemnification and prepayment of expenses provided by this Article VII is in addition to and shall not be deemed exclusive of

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any other right to which Employee may be entitled under the Company's Memorandum of Association, the Company's Bye-Laws, any agreement, any vote of shareholders or disinterested directors, Bermuda law, any other law (common or statutory) or otherwise. Nothing contained in this Article VII shall be deemed to prohibit the Company from purchasing and maintaining insurance, at its expense, to protect itself or Employee against any expense, liability or loss incurred by it or him, whether or not Employee would be indemnified against such expense, liability or loss under this Article VII; provided that the Company shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Employee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event the Company makes any indemnification payments to Employee and Employee is subsequently reimbursed from the proceeds of insurance, Employee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

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               IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date first above written.


                                RENAISSANCE REINSURANCE LTD.


                                        By: /s/ John M. Lummis
                                            ------------------
                                        Name:  John M. Lummis
                                        Title: Executive Vice President

                                EMPLOYEE

                                        By: /s/ John D. Nichols, Jr.
                                            ------------------------
                                        Name:   John D. Nichols, Jr.

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